SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 30, 2006, Alion Science and Technology Corporation (the “Company”) and the Illinois Institute of Technology (“IIT”) entered into the First Amendment to the Seller Note Securities Purchase Agreement (the “Amendment”), pursuant to which the Company and IIT agreed to certain amendments to the Seller Note Securities Purchase Agreement dated as of December 20, 2002, to which the Company and IIT are currently parties (the “Seller Note Agreement”), an amended and restated 6% junior subordinated seller note due December 20, 2010 (the “Amended Seller Note”) and certain amendments to the form of the Company’s payment in kind notes issued pursuant to the Company’s 6% junior subordinated seller note due December 20, 2010 in the original principal amount of $39.9 million (the “Original Seller Note”).
IIT held the Original Seller Note, which bore interest at a rate of 6% per year until the expiration of the sixth year of the term of the Original Seller Note payable quarterly by the issuance of non-interest bearing payment-in-kind notes maturing at the same time as the Original Seller Note, and it bore interest at a rate of 16% thereafter until it matured on December 20, 2010 payable quarterly in cash. IIT is the sole holder of the Amended Seller Note. IIT also owns warrants to purchase up to approximately 17.9 percent of the Company’s common stock on a fully diluted basis (assuming the exercise of all outstanding warrants), calculated as of March 28, 2006. Three members of IIT’s Board of Trustees are also members of the Company’s Board of Directors.
The amendments to the Seller Note Agreement include a change in the calculation of the rate of interest payable under the Amended Seller Note during the period between December 21, 2006 and December 20, 2008, such that the effective rate of interest for the period between December 21, 2006 and December 20, 2007 will be approximately 6.4% and the effective rate of interest for the period between December 21, 2007 and December 20, 2008 will be approximately 6.7%.
A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.73 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.73: First Amendment to Seller Note Securities Purchase Agreement dated as June 30, 2006, by and between Alion Science and Technology Corporation and the Illinois Institute of Technology.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Alion Science and Technology Corporation July 7, 2006

By:	/s/ John M. Hughes

Name: John M. Hughes Title: Chief Financial Officer